THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL (WHO MAY BE COUNSEL TO THE COMPANY) THAT SUCH REGISTRATIONS IS NOT REQUIRED.

                                 MYO DIAGNOSTICS, INC.

                       10% CONVERTIBLE NOTE DUE AUGUST 13, 2000

                        $40,000.00 Dated as of July 31, 1998

FOR VALUE RECEIVED, the undersigned, MYO DIAGNOSTICS, INC., a corporation duly organized and existing under the laws of the State of California (the principal amount of Forty Thousand and no/100 Dollars ($40,000.00) on August 13, 2000, and to pay interest on the unpaid principal amount hereof at the rate of ten percent (10%) per annum from the date hereof until paid. Interest shall be payable semi-annually on June 30 and December 31 of each year, commencing December 31, 1998. Both principal and interest thereon are payable in lawful money of the United States of American at the principal office of the Company. This note is one of a series of notes of the Company, dated various dates, of the same title and due dated in the aggregate principal amount of $167,000.00 (the "Notes").

ARTICLE ONE

PREPAYMENT

Section 1.01 Optional Prepayment. This Note may be prepaid by the Company in whole or in part at any time without premium or penalty. Any such prepayment shall be accompanied by interest to the date of prepayment.

Section 1.02 Notice of Prepayment. The Company shall give the Holder of this Note written notice of each prepayment hereof not less than 30 days prior to the prepayment date, specify such prepayment date, the principal amount to be prepaid, and the date the right to convert this Note or any portion hereof shall terminate pursuant to Section 2.01 hereof. Upon the giving of any such notice of prepayment, the principal amount of this Note specified in such notice, together with interest thereon, shall, subject to Section 2.01 hereof, become due and payable on the prepayment date.

Section 1.03 Allocation of Prepayments. In the event of the prepayment of less than all of the outstanding Notes pursuant to Section 1.01 hereof, the Company shall allocate the principal amount so to be prepaid among the holders of Notes in proportion to the respective principal amount of such Notes not theretofore prepaid or converted, of which they shall be holders.

ARTICLE TWO

CONVERSION

Section 2.01 Conversion Right. The older of this Note shall have the right, at the Holder's option, at any time and from time to time while this Note is outstanding, or pursuant to Section 1.02 hereof (in respect of this Note or such portion thereof) until the close of business on the first business day next preceding the dated fixed for prepayment (unless the Company shall default in such prepayment) to convert all or any part of the principal amount of this Note into fully paid and non-assessable shares of Common Stock of the Company (the "Common Stock") at the "Initial Conversion Price" (as hereinafter defined), subject to adjustment as provided below (such price or such price, as last adjusted, as the case may be, being referred to herein as the "Conversion Price"). Such conversion shall be made by the surrender of this Note to the Company at its principal office accompanied by the Holder's written request for conversion, specifying the principal amount hereof to be converted. As used in this Section 2.01, the following terms shall have the meanings indicated:

"Additional Offering" shall mean the sale by the Company after August 13, 1998, of Common Stock or Convertible Debt Securities.

"Additional Offering Price" shall mean, (a) in the case of an Additional Offering consisting of Common Stock, the total amount received by the Company in connection with such Additional Offering, or (b) in the case of an Additional Offering consisting of Convertible Debt Securities, the total amount received by the Company as the consideration of the issuance of such Convertible Debt Securities plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard for any provision contained therein for a subsequent adjustment of such consideration), payable to the Company upon the conversion of such Convertible Debt Securities divided by the aggregate number of shares of Common Stock issuable upon conversion of such Convertible Debt Securities (as set forth in the instruments relating thereto, without regard for any provision contained therein for a subsequent adjustment of such number of shares).

Convertible Debt Securities means promissory notes or similar instruments issued by the Company which are convertible into Common Stock.

Initial Conversion Price shall mean US $0.10 (ten cents) per share, provided, however, that (i) in the event that the Company completes an Additional Offering on or before September 13, 1998, for aggregate proceeds to the Company of US $200,000.00 or more (not including in the case of an Additional Offering of Convertible Debt Securities any additional consideration (as set forth in the instruments relating thereto) payable to the Company upon the conversion of such Convertible Debt Securities) at an Additional Offering Price equal to or in excess of US $0.10 (ten cents) per share, "Initial Conversion Price" shall mean the "Additional Offering Price", (ii) in the event that the Company completes and Additional Offering on or before September 13, 1998, for aggregate proceeds to the Company of US $200,000.00 or more (not including in the case of an Additional Offering of Convertible Debt Securities any additional consideration (as set forth in the instruments relating thereto) payable to the Company upon the conversion of such Convertible Debt Securities) at an Additional Offering Price of less than US $0.10 (ten cents) per share, "Initial Conversion Price" shall mean the "Additional Offering Price", and no adjustment to the Conversion Price shall be made under the provisions of Section 2.04 hereof with respect to such Additional Offering, and (iii) in the event that the Company completes an Additional Offering on or before September 13, 1998, for aggregate proceeds to the Company of less than US $200,000.00 (not including in the case of an Additional Offering of Convertible Debt Securities any additional consideration (as set forth in the instruments relating thereto) payable to the Company upon the conversion of such Convertible Debt Securities) "Initial Conversion Price" shall mean the lesser of the Additional Offering Price and US $0.10 (ten cents) per share, and no adjustment to the Conversion Price shall be made under the provisions of Section 2.4 hereof with respect to such Additional Offering.

Section 2.02 Issuance of Certificates; Partial Conversion. Promptly after receipt of the written request referred to in Section 2.01 hereof and surrender of this Note as aforesaid, the Company shall issue and deliver to the Holder, registered in such Holder's name (or in such other name or names as shall be specified in such written request), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of this Note (or specified portion hereof), which certificates shall bear a legend to the same effect as the legend set forth at the beginning of this Note. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written request shall have been received by the Company, and this Note shall have been surrendered as aforesaid, and the rights of the Holder hereof (or specified portion thereof) shall cease and the person or persons in whose name such certificate or certificates are to be registered shall be deemed to have become a holder of record of the shares of Common Stock issuable upon such conversion. Upon conversion of only a portion of this Note, the Company shall issue and deliver to the Holder, at the expense of the Company, a new Note in the form hereof for the unconverted portion hereof and bearing interest from the date to which interest has been paid on such unconverted portion.

Section 2.03 Fraction Shares; Accrued Interest. No fractional share of Common Stock shall be issued upon conversion of this Note or any portion hereof, and no payment or adjustment shall be made upon any such conversion with respect to the Common Stock issued upon such conversion. If any fractional interest in a share of Common Stock would, except for the provisions hereof, be issuable upon the conversion of this note or any portion hereof, the Company shall pay to the Holder an amount in cash equal to the current market price (as determined by the Company in good faith) of such fractional interest. The company shall pay all interest on this Note or specified portion hereof surrendered for conversion accrued to the date upon which the aforementioned written request shall have been received by the Company.

Section 2.04 Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

(a) Definitions. As used in this Section 2.04, the following terms shall have the meanings indicated:

"Options" shall mean rights, options or warrants to purchase either Common Stock or Convertible Securities.

"Initial Date" shall mean August 13, 1998.

"Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into Common Stock.

"Other Securities" shall mean any securities of the company other than Common Stock and any other securities which the holder of a Note at any time shall be entitled to receive, or shall have received, upon conversion of Note, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for, or as a distribution with respect to, Common Stock (or other Securities).

(b) No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of common Stock issued or deemed to be issued by the Company is less than the per share Conversion Price in effect on the date of such issue.

(c) Deemed Issue of Additional Shares of Common Stock.

(i) Options and Convertible Securities. In the event the Company, on or after the Initial Date, shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options, or in the case of Convertible Securities and Options therefore, the shares into which such Convertible Securities may be converted, shall be deemed to be Additional Share of Common Stock issued as of the time of such issue, proved that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.04 (e) hereof, of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock, upon the exercise of such Options or the conversion of such Convertible Securities:

(b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or increase in the number of share of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof, and any subsequent adjustment based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such options or the rights of conversion or exchange under such Convertible Securities;

(c) Upon the expiration of any such Options or any rights of conversion under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(x) in the case of Options for Convertible Securities or Options for Common Stock the only Additional Share of Common Stock issued were the shares of Common Stock actually issued upon the exercise of such Options or the conversion of Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such Convertible Securities which were actually converted, and

(y) in the case of Options for Convertible Securities only the Convertible Securities actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been issued was the consideration actually received by the Company for the issue of all such options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 2.04 (e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(d) no readjustments pursuant to Section 2.04 (c)(I)(b) or Section 2.04
(c)(I)(c) above shall have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue of such Options or Convertible Securities; and

(e) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Section 2.04 (c)(I)(c) above.

(i) Stock Dividends and Subdivisions. In the event the Company at any time or from time to time on or after the Initial Date shall pay any dividend on Common Stock payable in common Stock, or effect a subdivision of the outstanding shares of Common Stock into greater number of shares, Additional Share of Common Stock shall be deemed to have been issued:

(a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

(b) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

(d) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. Except as otherwise provided in Section 2.04 (g), in the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.04(c)) without consideration or for a consideration per share less than the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the consideration per share received by the Company for Additional Shares of Common Stock issued pursuant to Section 2.03(c)(I) and the denominator of which shall be the Conversion Price in effect on the date of, and immediately prior to the issuance of Additional Shares of Common Stock.

(e) Determination of Consideration. For purposes of this Section 2.04, the consideration received by the Company for the issue of any Addition Shares of Common Stock shall not included interest accrued and unpaid on Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.04
(c)(I), relating to Option and Convertible Securities, shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained herein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion of such Convertible Securities and the conversion of such Convertible Securities, by

(ii) the maximum number of share of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversions or the conversion or exchange of such Convertible Securities.

(f) Adjustment of Conversion Price Upon Issuance of Other Securities. In the event Other securities shall be issued or shall become subject to issue upon the conversion of any Notes (or Other Securities) of the Company (or any issuer of Other Securities) for a consideration such as to dilute the conversion rights of the holders of the Notes, the computations and adjustments with respect to the Conversion Price shall be made nearly as possible in the manner so provided and applied to determine the number of Other Securities from time to time receivable upon the conversion hereof.

(g) Adjustment for Combinations, Reclassifications, Consolidation of Common

Stock, Stock Dividends or Stock Subdivisions. In the event (a) the outstanding shares of Common Stock shall be combined, reclassified or consolidated into a lesser number of shares of Common Stock, or (b) any Additional Shares of Common Stock shall be deemed to have been issued pursuant to Section 2.04 (c)(ii) relating to stock dividends and stock subdivisions, the Conversion Price in effect immediately prior to such combination, reclassification, consolidation, stock dividend, or stock subdivision shall, concurrently with the effectiveness of such stock combination, reclassification, consolidation, stock dividend, or stock subdivision be proportionately increased or decreased.

(h) Adjustment for Merger of Reorganization, etc. In case of any consolidations merger of the Company with or into another corporation or the conveyance of substantially all of the assets of the company to another corporation, each Note shall thereafter be convertible into the number of shares of stock, or other securities, or other property, to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of this Note would have been entitled upon such consolidation, merger or conveyance, and appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights of the Holder hereof, to the end that the provisions set forth herein (including provisions with respect to changes in an other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock, or other securities, or other property thereafter deliverable upon conversion.

Section 2.05 Notice of Adjustment. Upon any adjustment of the Conversion Price, the Company shall give written notice thereof to the Holder thereof, which notice shall state the Conversion Price resulting from such adjustment and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Section 2.06 Other Notices. In the event the Company proposes to take any action of the type requiring an adjustment of the Conversion Price, the Company shall give written notice thereof to the Holder of this Note, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonable necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Notes. In case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. In addition, whenever the Company proposes to declare a dividend or distribution with respect to the Common Stock, it will give the Holder of this Note written notice thereof at least 20 days prior to the record date for such dividend or distribution.

Section 2.07 Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon the conversion of Notes, sufficient shares to provide for the conversion of all outstanding Notes. The Company covenants that all shares of Common Stock which may be issued upon conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be duly authorized, validly issued, fully paid and non-assessable and free from any claims, liens or encumbrances with respect to the issuance thereof, except for any restrictions on transfer imposed by applicable securities laws. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or any requirement of any national stock exchange upon which the Common Stock may be listed.

Section 2.08 Government Approvals. If any shares of Common Stock required to be reserved for the purpose of conversion of this Note require registration with or approval of any governmental authority under an applicable law, or listing on any national securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved or listed on the relevant national securities exchange, as the case may be.

Section 2.09 Taxes The Company will pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of this Note, provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of this Note.

ARTICLE FOUR

COVENANTS

Section 4.01 Use of Proceeds. The Company covenants that the proceeds from the issuance of the Notes have or will be used to pay current operating expenses of the Company, including payroll, payroll taxes, rent, compensation of William
L. Wayne or any other consultant approved by the holders of a majority in principal amount of the Notes, and any other current operating expense approved by William L. Wayne.

Section 4.02 Indebtedness. The Company covenants and agrees that during the period commencing on August 13, 1998 and ending on August 13, 1999, it will not, so long as any principal of, or interest on, the Notes remains outstanding and unpaid, incur any indebtedness, whether secured or unsecured, for borrowed money, including, without limitation, any Additional Offering of Convertible Debt Securities (as such terms are defined in Section 2.01 hereof) without the prior written consent of the holds of at lease 50% of the principal amount of the Notes then outstanding.

ARTICLE FIVE

EVENTS OF DEFAULT

Section 5.01 Definitions of Effect. If any of the following events ("Events of Default") shall occur and be continuing:

(a) Default shall be made in the payment of the principal of this or any other Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

(b) Default shall be made in the payment of any installment of interest upon this or any other Note when the same shall become due and payable, and such default shall continue for a period of 5 days; or

(c) Default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue for 30 days; or

(d) Default shall be made in any payment of principal of, or interest on, any other indebtedness of the Company and such default shall continue for more than the period of grace, if any, provided with respect hereto;

(e) (I) the Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debt, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause
(I) above which (A) result in the entry of any order for relief or any such adjudication or appointment or (B) remains un-dismissed, un-discharged, or un-bonded for a period of 60 days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which result in the entry of an order for any such relief which shall not have been vacated, discharges, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (I), (ii) or (iii) above; or (v) the Company shall generally not, or shall be unable to, or shall admit in writing an inability to, pay its debts as they become due; then, and in each and every such case, the Holder of this Note may, by written notice to the Company declare all sums of principal and interest then remaining unpaid on this Note and all other amount payable hereunder, to be immediately due and payable, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE SIX

MISCELLANEOUS

Section 6.01 Amendments. This Note may only be amended in writing signed by the Holder and the Company.

Section 6.02 Notices. Any notice or other communication to the Holder of this Note required or permitted hereunder shall be in writing and shall be personally delivered or mailed, postage paid, by registered or certified mail, if the Holder, addressed to such Holder at c/o Tullet & Tokyo Forex Ltd., 154 University Avenue, Suite 400, Toronto, Ontario M5H 3Y9, Canada or such other address as such Holder may designate to the Company in writing, and if to the Company, addressee to the Company at 3760 South Robertson Blvd., Culver City, CA 90232 or to such other address as the Company may in writing designate to the Holder.

Section 6.03 Suits for Enforcement. In case any one or more Events of Default shall occur and be continuing, the Holder of this Note may precede to protect and enforce its rights by suits in equity, action at law and/or by other appropriate proceeding, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this note or in aid of the exercise of any power granted in this Note, or may proceed to enforce any other legal or equitable right of the Holder of this Note. If any holder of a Note shall demand payment thereof or take any action in respect of an Event of Default, the Company will forthwith give written notice to the other holders of Notes, specifying such action and the nature of the Event of Default.

Section 6.04 Remedies Cumulative. No remedy herein conferred upon the Holder of this Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

Section 6.05 Remedies no Waived. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof and no delay of the part of the Holder hereof in exercising any right hereunder shall so operate.

Section 6.06 Successors and Assigns. All of the covenants and agreements in the Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.07 Headings. The headings of the section sand subsections of this Note are inserted for convenience only and shall not be deemed to constitute a part of this Note.

Section 6.08 Governing Law. This Note shall be deemed to be a contract made under the laws of the State of California and shall be construed in accordance with such laws.

IN WITNESS WHEREOF, the undersigned, has caused this Note to be executed in its name and on its behalf as of the day and year first above written.


                                                        MYO DIAGNOSTICS, INC.



                                                        By:
                                                              Gerald D. Appel
                                                              President

August 26, 1998

Myo Diagnostics Inc.
3760 S. Robertson Boulevard
Culver City, CA 90232

Attention: Gerald Appel, President & Chief Executive Officer

Dear Mr. Appel:

Re:  Proposed Financing

St. James Securities Inc. ("SJS") hereby agrees to act as exclusive agent for Myo Diagnostics Inc. (the "Corporation") in connection with a proposed offering of equity units ("Equity Units") to be created and issued by the Corporation pursuant to the following terms and conditions (the "Offering").

Issuer:    Myo Diagnostics Inc.

Size of Offering:Up to 1.5 million Equity Units

Purchased Securities: Subject to adjustment and potential restrictions in certain events, each Equity Unit shall be exercisable, for no additional consideration, to acquire common shares ("Common Share") of the Corporation.

Agent:     St. James Securities Inc.

Price:Such price as SJS and the Corporation may agree (the "Price"), however such price will not be less than $US1.00 per Common Share.

Closing Date:    February 26, 1999 or such other date as SJS and the
Corporation may agree (the "Closing Date").

Description of Agency: SJS agrees to purchase as principle investor no less than 500,000 Equity Units prior to September 11, 1998. SJS will also act, on a "best efforts" private placement basis, as exclusive agent for an additional 1 million Equity Units. SJS is not obliged under any circumstances to purchase in excess of 500,000 Equity Units but may choose to do so in its sole discretion.

Due Diligence:   Prior to the filing of the (final) prospectus qualifying the
Common Shares issuable on exercise of the Equity Units, the Corporation shall allow SJS and their representatives to conduct all due diligence investigations which SJS may reasonably require to fulfill their obligations as underwriters and to responsibly execute the certificate required of them in the preliminary prospectus and the (final) prospectus.

SJS's Fees:  7% of gross proceeds of the Offering (the "Commission"),

Compensation Option:       SJS shall also receive two hundred thousand (200,000)
compensation options, each compensation option entitling SJS to purchase one Common Share of the Corporation at a price of $0.50 per common share at any time prior to August 26, 2001.

Costs and Expenses: Offering costs and expenses are to be borne by the Corporation, including the costs of SJS, its Consultant and its designated legal counsel, all payable on the Closing Date.

If the foregoing accurately reflects your understanding of the terms of the Offering, please execute this letter where indicated below and return a copy (personally, by facsimile, by post or by courier) to St. James Securities Inc., 150 York Street, Suite 1814, Toronto, Ontario, M5H 3S5, Attention: Rodger Gray, President, prior to 9:30 a.m. September 2, 1998, whereupon this letter shall become a binding agreement between us.

Yours very truly,

ST. JAMES SECURITIES INC.




Per:    _________________________________
       John Illidge
       Chairman

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are hereby agreed to.


ACCEPTED this                         day of August, 1998.


MYO DIAGNOSTICS INC.




Per:    _________________________________
       Gerald Appel
       President and Chief Executive